                                                                 Exhibit 10.31



                         LICENSE AND MARKETING AGREEMENT
                                     BETWEEN
                       ADVANCED FIBRE COMMUNICATIONS, INC.
                                       AND
                            TELLABS OPERATIONS, INC.



This License and Marketing Agreement ("Agreement") is entered into effective as of December 23, 1996 ("Effective Date") between Advanced Fibre Communications, Inc., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, CA 94975 ("AFC"), and Tellabs Operations, Inc., a Delaware corporation located at 4951 Indiana Avenue, Lisle, IL 60532 ("Tellabs").


                                    RECITALS


WHEREAS, AFC manufactures and sells or licenses certain telecommunications hardware and software products;

WHEREAS, Tellabs is in the business of manufacturing, marketing and distributing telecommunications products throughout the world;

WHEREAS, Tellabs and AFC were parties to a Joint Venture and Partnership Agreement dated April 11, 1994 ("J.V. Agreement");

WHEREAS, Tellabs and AFC entered into a Memorandum of Understanding dated April 3, 1996 ("MOU") pursuant to which they agreed to terminate the J.V. Agreement;

WHEREAS, Tellabs and AFC have terminated the J.V. Agreement by entering into a Termination Agreement contemporaneously herewith ("Termination Agreement");

WHEREAS, AFC wishes to grant to Tellabs, as provided herein, a development license to modify certain of AFC's technology on a restricted basis for sale of products by Tellabs, and further, upon completion of such modifications, Tellabs desires to grant AFC the option to purchase such products from Tellabs on the terms and conditions set forth in this Agreement and in a separate OEM Agreement to be entered into contemporaneously herewith ("OEM Agreement");


-------------------------------------------------------------------------------
12/23/96                                                           Page 1 of 42

WHEREAS, AFC may make certain developments to its UMC 1000 Products (as defined below) and desires to grant to Tellabs, as provided herein, an option to fund additional developments or to accelerate AFC planned developments on the terms and conditions set forth in this Agreement as well as the option to purchase the UMC 1000 Products from AFC on the terms and conditions set forth in this Agreement and in the OEM Agreement;

WHEREAS, the parties wish to grant certain manufacturing rights to one another for certain of their respective products; and

WHEREAS, AFC and Tellabs wish to provide for certain marketing and sales activities on the terms and conditions set forth in this Agreement.


NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


1.   DEFINITIONS


     1.1  CROSS REFERENCE TABLE
          The following terms defined elsewhere in this Agreement in the sections set forth below, shall have the respective meanings therein defined:


                                             Section
                                             -------
          "Annual Revenue"                   7.3.2
          "CAPs"                             7.1.1
          "Competitive DLC Product"          5.5.1
          "Competitive HFC Product"          5.5.2
          "Current Bus"                      3.1.1
          "Development License Breach"       2.8
          "Domestic Alternate Provider"      7.1.1
          "Entities"                         7.3
          "Foreign Alternate Provider"       7.2.1
          "Holding Company"                  7.3.1
          "J.V. Agreement"                   Preamble
          "MOU"                              Preamble
          "MSO"                              7.1.1.1
          "OEM Agreement"                    Preamble
          "Specifications"                   3.2.2
          "Statement of Work"                3.2.1
          "Tellabs Funded Development"       3.2


-------------------------------------------------------------------------------
12/23/96                                                           Page 2 of 42

          "Terminated Party"                 13.3
          "Terminating Party"                13.3
          "Termination Agreement"            Preamble
          "Unauthorized Development"         2.8


1.2 "AFC COMPETITOR" shall mean a company engaged in the business of development and marketing of a Competitive DLC Product.

1.3 "AFFILIATE" shall mean an individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified. For purposes of this definition, "control" shall mean beneficial ownership of more than 50% of the voting stock of such entity.

1.4 "CPU SYSTEM SOFTWARE" means any software, including firmware, developed by or for AFC, which is imbedded or incorporated in or used in connection with the CPU for the UMC 1000 Products.

1.5 "DISTRIBUTOR" shall mean any person or entity who has been granted the right to distribute or re-sell any products of AFC or its Affiliate(s) and/or Tellabs or its Affiliate(s), either directly by such party or indirectly under authority granted by such party, subject to the restrictions set forth in Section 7.4 hereof.


1.6 "EMS INTERFACE" means the Software for an SNMP and/or Q3 MIB that is loaded on the DLP module which is part of the UMC 1000 Product.

1.7 "END USER" shall mean any person or entity who has been granted the right to use, but not to distribute or re-sell, any products sold by AFC and/or Tellabs, either directly by such party or indirectly under authority granted by such party.

1.8 "ENHANCEMENTS" shall mean revisions to a product (Hardware and/or Software) which materially alter and/or add to its architecture or fundamental functionality.

1.9 "DESIGN PACKAGE" shall mean the set of documentation for the design of the applicable product, and shall include, but shall not be limited to, engineering design specifications, engineering test specifications, costed bill of materials, parts list, board lay-outs and schematics. The Design Package shall include, at a minimum, the same level and types of documentation developed by AFC for the UMC 1000 Products.


-------------------------------------------------------------------------------
12/23/96                                                           Page 3 of 42

1.10 "HARDWARE" shall mean equipment, modules, assemblies and subassemblies but does not include Software.

1.11 "IMPROVEMENTS" shall mean fixes, corrections or work-arounds to errors in a product as well as any other improvements in system performance, modifications or revisions which do not materially alter the original functional characteristics of such product.

1.12 "JOINT TECHNOLOGY" means the technology relating to the upconverter, direct down converter, LUU-VIC burst receiver and QPSK clock recovery circuits for the product developed under the J.V. Agreement and now owned equally by Tellabs and AFC, as provided in the Termination Agreement, as well as any Improvements or Enhancements to the LUU-VIC burst receiver which are or have been contributed to by Victor Ivashin after the Effective Date.

1.13 "J.V. Product" means the products developed pursuant to the terms of the J.V. Agreement, whether developed by the J.V. Company, AFC or Tellabs or jointly, including any Enhancements and Improvements thereto.

1.14 "J.V. PRODUCT TECHNOLOGY" means the technology embodied in the J.V. Product including, without limitation, design documentation, board schematics, software, firmware, object and source code, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, modifications, inventions (whether patentable or not), works of authorship, derivative works, circuits, mask works, layouts, algorithms, and computer programs relating thereto, and all patents, patent rights, copyrights, mask work rights, trade secret rights and other intellectual property and proprietary rights therein anywhere in the world.

1.15 "MANUFACTURING DOCUMENTATION" shall mean the set of documentation for the manufacture of the applicable product, which shall include those documents referred to in Attachment A hereto, if available, but which shall, in any event, be at least as detailed as the information provided to the providing party's other manufacturing organizations, both internal and external.

1.16 "NET REVENUE" shall mean a party's actual revenue received from the distribution of the applicable product(s) hereunder (not including taxes, freight, shipping, transport, handling, packaging, insurance, export fees, duties, commissions and similar charges), less deductions for returns.


-------------------------------------------------------------------------------
12/23/96                                                           Page 4 of 42

1.17 "RF ACCESS PRODUCTS" means (a) the Hardware, Software and mechanical aspects of a family of stand-alone coax RF access products; and (b) the Software additions and modifications to the CPU System Software solely for the purpose of supporting such RF Access Products (namely, CUI provisioning screens, building a CPU load for Tellabs' name, logo, and part numbers and database entries to support new RF card types), where the maximum drop bandwidth is twelve (12) DSOs of capacity for voice services (but no maximum drop bandwidth limitations for data).

1.18 "RF TRANSCEIVERS" means (a) the RF modem hardware (clock, data and control) needed to interconnect into the AFC owned and controlled backplane ASICs (e.g., WBGA) and the micro complex; (b) the software or firmware loaded onto RF Transceiver boards; and (c) the software additions to the CPU System Software solely for the purpose of supporting the RF Transceivers (namely, CUI provisioning screens, building a CPU load for Tellabs' name, logo, and part numbers and database entries to support new RF card types).

1.19 "SOFTWARE" shall mean computer programs, procedures, rules and associated documentation designed to make use of and extend the capabilities of Hardware. Software includes, but is not limited to source codes, object codes for control programs, operating system programs, general application programs, special application programs, programming aids, routines, subroutine translations, compilers, diagnostics, firmware, proprietary VLSI devices, databases, documentation to maintain, describe and use any of the foregoing, and other related programs.

1.20      "TELLABS" shall mean Tellabs Operations, Inc. and its Affiliates.

1.21 "TELLABS COMPETITOR" shall mean a company engaged in the business of development and marketing of a Competitive HFC Product.

1.22      "TELLABS DEVELOPMENTS" means, collectively, the (i) J.V. Product; and
          (ii) the EMS Interface, the RF Access Products and the RF Transceivers and any Enhancements and Improvements to the EMS Interface, the RF Access Products and RF Transceivers, developed by Tellabs after the Effective Date.

1.23 "TELLABS TECHNOLOGY" means the technology embodied in the Tellabs Developments and any other products and technology developed by Tellabs (and any Enhancements and Improvements to any of the foregoing developed by Tellabs after the Effective Date) including,


-------------------------------------------------------------------------------
12/23/96                                                           Page 5 of 42
     without limitation, design documentation, board schematics, software, firmware, object and source code, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, modifications, inventions (whether patentable or not), works of authorship, derivative works, circuits, mask works, layouts, algorithms, and computer programs relating thereto, and all patents, patent rights, copyrights, mask work rights, trade secret rights and other intellectual property and proprietary rights therein anywhere in the world. "Tellabs Technology" specifically excludes the UMC 1000 Licensed Technology and any modifications and additions made by Tellabs to the CPU System Software, which shall be owned by AFC.

     1.24 "UMC 1000 LICENSED TECHNOLOGY" means technology developed by or for, or licensed to AFC for the CPU, DLP, shelves and backplane of the UMC 1000 Products existing as of the Effective Date of this Agreement (and any Enhancements and Improvements to the foregoing developed by AFC after the Effective Date which are licensed to Tellabs pursuant to Section 3.1 below), including, without limitation, design documentation, board schematics, software, firmware, object and source code, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, modifications, inventions, (whether patentable or not), works of authorship, derivative works, circuits, mask works, layouts, algorithms, and computer programs relating thereto, and all patents, patent rights, copyrights, mask work rights, trade secret rights and other intellectual property and proprietary rights therein anywhere in the world.

     1.25 "UMC 1000 PRODUCTS" mean those products currently constituted of the AFC UMC 1000 product line as it exists as of the Effective Date plus all Enhancements and Improvements thereto developed by or for AFC during the term of this Agreement, whether or not carrying the "UMC 1000" name, which are licensed to or otherwise made available to Tellabs pursuant to the terms of this Agreement.

     1.26 "UMC 1000 TECHNOLOGY" means the technology embodied in the UMC 1000 Products, including, without limitation, design documentation, board schematics, software, firmware, object and source code, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, modifications, inventions, (whether patentable or not), works of authorship, derivative works, circuits, mask works, layouts, algorithms, and computer programs relating thereto, and all patents, patent rights, copyrights, mask work rights, trade secret rights and other

--------------------------------------------------------------------------------
                                                                    PAGE 6 OF 42
intellectual property and proprietary rights therein anywhere in the world.


2.   DEVELOPMENT LICENSE FOR UMC 1000 LICENSED TECHNOLOGY
     2.1 Subject to the terms and conditions of this Agreement, AFC hereby grants Tellabs a limited, nontransferable, nonsublicensable, nonexclusive, perpetual, irrevocable, worldwide license and right to use the UMC 1000 Licensed Technology subject to the restrictions herein and only for the purpose of developing, having developed, manufacturing, having manufactured, maintaining, enhancing and modifying and distributing:

             2.1.1 Coax RF Transceivers which plug into any current or future AFC shelf/assemblies;

             2.1.2 An EMS Interface based upon SNMP and/or Q3 for network management provided, however, that AFC shall be obligated to make the Hardware modifications to the DLP and CPU System Software changes to support Tellabs' requirements for the EMS Interface;

             2.1.3 RF Access Products that communicate with the RF Transceivers referenced in Section 2.1.1 above. Such RF Access Products will have a coax RF modem as the transceiver interface to the UMC 1000 Products. The data interfaces on the RF Access Products cannot be used as a transceiver to any additional digital loop carrier equipment or any equipment used by the service provider to derive voice services; and

             2.1.4 Any mechanical products or designs outside of the UMC 1000 Product plug-in cards, shelf and/or backplane.

     2.2 Tellabs shall have sole responsibility for funding the developments listed in Section 2.1 and such developments will be deemed Tellabs Technology hereunder, with the exception of any UMC 1000 Licensed Technology incorporated or contained therein.

     2.3 The license described in this Section 2 does not give Tellabs the right to develop or have developed a copper, fiber or wireless transceiver interface that communicates with the UMC 1000 Products. Such products are considered part of the UMC 1000 Products and will be developed and owned by AFC. Notwithstanding the foregoing, nothing contained herein shall prohibit Tellabs from using standard network interfaces to connect

--------------------------------------------------------------------------------
                                                                    PAGE 7 OF 42
             with the UMC 1000 Products. Standard network interfaces do not include any proprietary communication protocols.

     2.4 AFC will maintain software locks between the UMC 1000 Products and the Tellabs versions for such products. Tellabs will provide AFC with all information reasonably required by AFC to maintain such locks.

     2.5 Tellabs will have no rights to sell, transfer, license or assign the UMC 1000 Licensed Technology to any third party.

     2.6 AFC shall control the CPU System Software. The license rights granted pursuant to Sections 2.1.1 and 2.1.3 shall include the right to make necessary changes to the CPU System Software. Except as expressly permitted in this Agreement, Tellabs shall not be allowed to modify the CPU System Software to alter or to modify the basic UMC 1000 Product functionality, including, but not limited to, call control, database structures, and interprocessor communication. Any changes desired in these areas, will be made only by AFC, as reasonably requested by Tellabs, at charges calculated using the formula in Section 3.2.4. The changes made pursuant to this Section 2.6 will be deemed a Tellabs Funded Development under Section 3, provided however, that the payments made by Tellabs will not be treated as advances on royalties under
             Section 3.4.

     2.7 AFC shall have the right, by written notice, to terminate immediately the development license granted to Tellabs in Section
             2.1 under the circumstances set forth in Section 2.8 below.  If the
             Section 2.1 license is terminated pursuant to this section, Tellabs shall be required to turn over to AFC any designs which violate the restrictions and remove any product containing such designs from any customer locations. AFC shall not be entitled to use any such designs but will retain all rights to the underlying UMC 1000 Licensed Technology.

     2.8 Tellabs will be deemed to have committed a "Development License Breach" if; (i) Tellabs violates the development license in Section
             2.1 by developing a product, a feature or a fix outside the scope of the license granted pursuant to Section 2.1 ("Unauthorized Development"), and (ii) such Unauthorized Development is actually incorporated in a product which is sold by Tellabs to a Customer.

             If Tellabs commits a single Development License Breach during the course of any consecutive twelve-month period, Tellabs shall be entitled to cure such breach by: (i) removing the Unauthorized Development from any

--------------------------------------------------------------------------------
                                                                    PAGE 8 OF 42
             customer locations; and (ii) restoring the product design to its original condition, prior to the Unauthorized Development. If Tellabs either: (i) fails to cure the Development License Breach; or (ii) commits a second Development License Breach during any consecutive twelve-month period, AFC shall be entitled to exercise the rights as set forth in Section 2.7 above. The remedy set forth in Sections 2.7 and 2.8 shall be AFC's sole remedies for Tellabs' breach of the development license provided, however, that is after termination of the development license, Tellabs thereafter commits another Development License Breach, AFC shall be entitled to exercise the rights set forth in Sections 13 and 14 of this Agreement.


3.   UMC 1000 FUTURE DEVELOPMENTS

     3.1 Tellabs shall be entitled to have access to Enhancements and Improvements to the UMC 1000 Products developed by AFC after the Effective Date (whether or not a Tellabs Funded Development), as provided in this Section 3.1.

             3.1.1 The development license granted pursuant to Section 2 shall extend to all Improvements and Enhancements to the UMC 1000 Licensed Technology relating to developments which are designed to fit into the 98 megabit backplane bus for the UMC 1000 Products as it exists on the Effective Date ("Current Bus"). AFC shall deliver the Design Package within ten (10) days of commencement of beta trial for each such Improvement or Enhancement.

             3.1.2 The manufacturing rights granted pursuant to Section 5 shall extend to all Enhancements and Improvements to the UMC 1000 Products which fit into the Current Bus.

             3.1.3  The Enhancements and Improvements referred to in Sections
                    3.1.1 and 3.1.2, as well as any other Enhancement or Improvement which operates with both the Current Bus and a new backplane bus, including but no limited to the new high-speed bus for the next version of the UMC 1000 Products, will be made available to Tellabs on an OEM basis under the terms and conditions set forth in the OEM Agreement and in
                    Section 5 of this Agreement. AFC agrees that the design for the new high-speed bus backplane will allow the Tellabs Developments for the Current Bus to plug into and operate with Current Bus on the new backplane.

--------------------------------------------------------------------------------
                                                                    PAGE 9 OF 42

             3.1.4 AFC agrees to grant Tellabs manufacturing rights for any Enhancement or Improvement to the UMC 1000 Products which operate with both the Current Bus and a new backplane bus, on commercially reasonable terms and conditions to be agreed upon by the parties.

     3.2 Tellabs has an option to fund additional Enhancements and Improvements to the UMC 1000 Products (including but not limited to the UMC 1000 Licensed Technology), or to accelerate, to the extent reasonable and feasible, AFC-planned Enhancements and Improvements to the UMC 1000 Products as Tellabs deems necessary for its markets (collectively "Tellabs Funded Developments"). Any additional Enhancements or Improvements to the UMC 1000 Licensed Technology developed by AFC pursuant to this Section 3.2 shall be made available to Tellabs under the license and subject to the restrictions in Section 2 above. The following provisions will apply to any Tellabs Funded Developments:

             3.2.1 PREPARATION OF STATEMENT OF WORK. The parties shall jointly prepare a mutually agreed upon written statement of work ("Statement of Work") setting forth the development activities and obligations of AFC with respect to specifications for the Tellabs Funded Development and a milestone schedule and estimated resource allocations for the completion of such activities and obligations. The parties understand and agree that the Statement of Work may be modified, from time to time, but only if such modification is in writing and signed by both parties.

             3.2.2 SPECIFICATIONS. All work and performance under the Statement of Work shall be pursuant to one or more specifications setting forth the functional description for the Tellabs Funded Development ("Specification(s)") developed by the parties, each of which shall be in writing and become effective only when signed by both parties. Changes in any Specification shall be effective only when a written change request is signed by both parties.

             3.2.3 DEVELOPMENT OBLIGATIONS. AFC will develop the Tellabs Funded Developments in accordance with the Statement of Work and Specifications. Unless otherwise agreed to by Tellabs, AFC will not be allowed to reassign resources designated by the Statement of Work to other developments until AFC has completed its development of the Tellabs Funded Development. Reassignment of such specifically committed resources by AFC will be considered a breach of this Section 3.2.3 and will allow Tellabs to manage the

--------------------------------------------------------------------------------
                                                                   PAGE 10 OF 42
             development resources at AFC assigned to the applicable Statement(s) of Work as provided in Section 3.5.

     3.2.4 FUNDING. Funding level estimates for these Tellabs Funded Developments will be determined per project based on a set criteria mutually agreed to by the two companies. Tellabs may fully participate in the progress of these developments which includes but is not limited to inspecting development schedules, attending formal design review(s), receiving copies of design specifications and test results, and the right to participate in the formulation of plans to keep projects on track. Tellabs will provide the cash funding for these developments based upon the actual salaries of the developers, plus 24.2% for benefits of the recorded staff hours for the Tellabs Funded Developments (provided that no benefit amount shall be charged if consultants or outside contracted engineering are used to the extent AFC is not responsible for benefit amounts). In addition, Tellabs also will provide cash funding for facilities and equipment allocations for any developers over an FTE (full-time equivalent) of five (5). This amount will be paid on a monthly basis within thirty (30) days after receipt of a valid invoice. To receive payment, AFC must submit a formal invoice no later than thirty (30) days after the end of the billing period, including name, hours worked, actual salary rate and benefit amount, if applicable. Tellabs will have no obligation to pay invoices which are late (by more than sixty (60) days beyond the thirty (30) day period in the prior sentence) or which do not contain the information required by the previous sentence.

     3.2.5 OWNERSHIP. AFC will own any and all CPU System Software modifications and pre-existing UMC 1000 Technology which is contained in a Tellabs Funded Development. Tellabs and AFC will jointly own (and have equal rights to) all other technology relating to a Tellabs Funded Development, including but not limited to new Software code resident on a plug-in card that controls the new circuit designs provided that Tellabs has provided one hundred percent (100%) of the funding, otherwise AFC will own such technology. Prior to commencing development, the parties will jointly agree upon the level of ownership and the funding allocation for each portion of the development, subject to the foregoing terms. Tellabs agrees not to sell, transfer or assign the jointly-owned technology to an AFC Competitor. AFC agrees that the jointly owned technology will be subject to all rights and restrictions relating to other UMC 1000 Technology.


-------------------------------------------------------------------------------
                                                                  PAGE 11 OF 42

     3.3 AFC agrees to use its best efforts to complete developments in a timely fashion and to keep Tellabs fully informed as to the status of all UMC 1000 Product developments. AFC agrees to distribute to Tellabs on a regular basis no less frequently than monthly, a copy of the UMC Product roll-out plans, product definitions, and development schedules for all planned Enhancements and Improvements to the UMC 1000 Product.

     3.4 If Tellabs funds a Tellabs Funded Development, such funds will be considered a non-refundable advance against any royalties Tellabs will be obligated to pay AFC for sales of each particular development, which will be recouped against any such royalties that accrue for such development until such time as that project's development cost has been completely recouped except for Tellabs Funded Developments under Section 2.6. At such time as the development funds have been recouped, Tellabs shall resume normal royalty payments on that particular development. In the case of Tellabs Funded Developments involving CPU System Software developments, a percent of the overall system selling price will be used to determine the sales value of the waived royalty amount.

     3.5 If AFC (i) refuses to undertake development of a Tellabs Funded Development, or (ii) fails to undertake any of its development obligations under Section 2.1.2 and/or 2.6 hereof, AFC will be considered in breach of its development commitment to Tellabs and subject to a $100,000 penalty payable to Tellabs for each such failure. Tellabs cannot accelerate an AFC-planned feature that is within three (3) months of the date requested by Tellabs. In addition, if AFC begins a Tellabs Funded Development, or any development under Section 2.1.2 or 2.6, and if that development is more than three (3) months late based upon the key milestones as originally outlined in the plan for the project mutually agreed to by both companies (or as amended by mutual agreement), or, under the circumstances referred to in
             Section 3.2.3, then Tellabs at its option can elect to take over the management of this specific development project and the resources which had been agreed upon as assigned to perform that development at AFC's location. Unless otherwise agreed, Tellabs shall not have the right to assign additional AFC resources to this specific development; Tellabs' only right shall be to manage AFC development resources assigned to the project and, if necessary, to add Tellabs' resources provided that those resources must perform their work in Petaluma, CA.


4.   OWNERSHIP
     4.1 AFC shall retain and own all title and, except as expressly licensed herein, all rights and interests (including patent rights, copyrights, trade secret


-------------------------------------------------------------------------------
                                                                  PAGE 12 OF 42
             rights, know-how and other intellectual property and proprietary rights throughout the world) in and to (i) the UMC 1000
             Technology including, without limitation, the UMC 1000 Licensed Technology and CPU System Software (including without limitation all Software and firmware related to the foregoing); (ii) any additional UMC 1000 Enhancements and Improvements developed by AFC pursuant to Section 3 (including without limitation, to the extent applicable thereto): (a) CPU System Software developments, modifications or derivatives thereof and any existing AFC technology/circuit designs on the UMC 1000 Product plug-in cards that are reused in new UMC 1000 Enhancements or Improvements, and (b) new technology/circuit designs of UMC 1000 Product plug-in cards and the new software code which resides in such plug-in cards and controls such new circuit designs); and (iii) any and all portions of the foregoing which are contained or embodied in the Tellabs Technology, discoveries, inventions, works of authorship, ideas or information used or otherwise created by or for Tellabs in the course of its performance under this Agreement.

     4.2 Tellabs shall retain and own all title and, except as expressly licensed herein, all rights and interests (including patent rights, copyrights, trade secret rights, know-how and other intellectual property and proprietary rights throughout the world) in and to the Tellabs Technology.

     4.3 Ownership of Tellabs Funded Developments shall be as set forth in Section 3.2.5 hereof.

     4.4 Each party will execute any documentation reasonably requested by the other party to evidence, record and perfect the assignment and to apply for and obtain recordation of such proprietary rights.


5.   MANUFACTURING RIGHTS AND OEM PRODUCT PURCHASE
     5.1     TELLABS' MANUFACTURING RIGHTS.
             AFC grants Tellabs the right to sell all UMC 1000 Products in Tellabs colors and software, either as provided in the OEM arrangement under Section 5.2 or by exercise of Tellabs' manufacturing rights under this Section 5.1., at Tellabs' option, and subject to Tellabs' marketing rights under Section 7 of this Agreement,.

             5.1.1 Subject to all of the terms and conditions of this Agreement, AFC grants to Tellabs a non-exclusive, irrevocable, perpetual, worldwide (except as provided in Section 5.1.2) right and license to manufacture, have manufactured, distribute, maintain, service and


-------------------------------------------------------------------------------
                                                                  PAGE 13 OF 42
                      repair UMC 1000 Products as they exist on the Effective Date, as well as all Enhancements and Improvements thereto referred to in Section 3.1.2, for the sole purpose of enabling manufacture of the Tellabs version of the UMC 1000 Product(s) for sale to Tellabs' customers within the scope of Tellabs' marketing rights under Section 7 of this Agreement.

             5.1.2 Notwithstanding the language in Section 5.1.1, Tellabs may not exercise its manufacturing rights in China and India. If AFC has a local manufacturing partner in China and/or India, AFC agrees to sell the UMC 1000 Product to Tellabs in that territory using the local manufacturer at the same prices specified in this Agreement, plus applicable taxes and duties if so assessed to AFC.

             5.1.3 If Tellabs decides to exercise its manufacturing rights granted under Section 5.1.1, AFC agrees to provide Tellabs with the Manufacturing Documentation to enable Tellabs to purchase, manufacture and test the UMC 1000 Products. The level of information and support provided to Tellabs shall be at least as detailed as the information and support AFC provides other AFC manufacturing organizations, both internal and external. AFC will, at no charge, provide Tellabs with the functional test software to allow Tellabs to test the UMC 1000 Products. AFC also agrees to provide Tellabs with certain proprietary components for which AFC will charge Tellabs an amount equal to what AFC pays for such proprietary components plus a small handling fee not to exceed fifteen percent (15%) of AFC's cost. AFC will lower this percentage mark-up (with an objective of reaching 3%) when and as permitted by its pre-existing pricing arrangements with other parties. AFC will update the Manufacturing Documentation and the functional test software at all times during the term hereof, as necessary to keep it current. If requested by Tellabs, AFC will place in escrow, all technology relating to the proprietary components, which escrow will be released to Tellabs for use in exercising its manufacturing rights in the event AFC ceases to make such proprietary components available to Tellabs either, (i) due to bankruptcy or otherwise due to AFC's ceasing to do business, or (ii) due to AFC's material breach of its obligations to provide proprietary components. The definition of "material breach" for purposes of this section will be agreed at the time the escrow is established.


-------------------------------------------------------------------------------
                                                                  PAGE 14 OF 42

     5.2     TELLABS' OEM ARRANGEMENT OPTION.
             5.2.1 If Tellabs decides not to exercise its manufacturing rights referenced in Section 5.1.1, in whole or in part, AFC agrees to sell to Tellabs the UMC 1000 Products in the Tellabs version under the terms of this Agreement and the OEM Agreement. In addition, AFC agrees to sell to Tellabs the UMC 1000 Products Enhancements and Improvements referred to in Section
                      3.1.3 of this Agreement in the Tellabs version under the terms of this Agreement and the OEM Agreement.

             5.2.2 The purchase price for any product purchased by Tellabs under the OEM Agreement shall be the higher of (i) the manufacturing cost plus five percent (5%) or (ii) twenty percent (20%) off the U.S. list price. Notwithstanding the foregoing, Tellabs shall be entitled to a discount off its purchase price based on the volume of its purchases, if such discounted price is lower than the price referred to in the preceding sentence. AFC's current volume discount is set forth in Attachment B. If AFC subsequently establishes a more favorable standard volume discount structure, Tellabs shall be entitled to the discounts contained therein.

             5.2.3 Product shipments, forecasting, warranty, support, repair and return, and the like, will be as set forth in the OEM Agreement. Tellabs is responsible for developing its own product documentation, however, AFC agrees to share its customer documentation with Tellabs, and to allow Tellabs to use, copy and modify that documentation for its product as needed, at no charge.

     5.3     AFC'S MANUFACTURING RIGHTS.
             5.3.1 Tellabs Developments will be made available to AFC for sale in AFC's colors and software, either as provided in the OEM Agreement, as permitted by Section 5.4 below or by exercise of AFC's manufacturing rights under this
                      Section 5.3., at AFC's option, subject to AFC's marketing rights under Section 7. Subject to the terms of this Agreement, Tellabs grants to AFC the option to manufacture the Tellabs Developments for the sole purpose of manufacturing the UMC 1000 version of such Tellabs Developments for shipment to its customers, within the scope of its marketing rights under Section 7 below. Other products which are developed by Tellabs using the J.V. Product Technology will be made available to AFC on an OEM basis, on commercially reasonable terms and conditions to be agreed. AFC will have no


-------------------------------------------------------------------------------
                                                                  PAGE 15 OF 42
                    rights to sell, transfer, license or assign the Tellabs Technology to any third party.

             5.3.2 If AFC decides to exercise its manufacturing rights granted under Section 5.3.1, Tellabs agrees to provide AFC with the Manufacturing Documentation to enable AFC to purchase, manufacture and test the Tellabs Developments which are to be manufactured by AFC. The level of information and support provided to AFC shall be at least as detailed as the information and support Tellabs provides other Tellabs manufacturing organizations, both internal and external. Tellabs also agrees to provide AFC with certain proprietary components which Tellabs will charge AFC an amount equal to what Tellabs pays for such proprietary components plus a small handling fee, not to exceed fifteen percent (15%) of Tellabs' cost. This percentage mark-up will be lowered when and as the mark-up in Section 5.1.3 is lowered. Tellabs agrees to provide AFC with updates to the Manufacturing Documentation as necessary to keep it current during the Term hereof. If requested by AFC, Tellabs will place in escrow, all technology relating to the proprietary components, which escrow will be released to AFC for use in exercising its manufacturing rights in the event Tellabs ceases to make such proprietary components available to AFC either, (i) due to bankruptcy or otherwise due to Tellabs ceasing to do business, or (ii) due to Tellabs' material breach of its obligations to provide proprietary components. The definition of "material breach" for purposes of this section will be agreed at the time the escrow is established.

     5.4     AFC'S OEM ARRANGEMENT OPTION.
             5.4.1 If AFC decides not to exercise its manufacturing rights referenced in Section 5.3.1., in whole or in part, Tellabs agrees to sell to AFC the AFC version of the Tellabs Developments under the terms of the OEM Agreement and this Agreement.

             5.4.2 If AFC elects to purchase the Tellabs Developments pursuant to the OEM Agreement, the amount AFC will pay for the Tellabs Developments shall be the higher of (i) the manufacturing cost plus five percent (5%) or (ii) twenty percent (20%) off the U.S. list price. Notwithstanding the foregoing, AFC shall be entitled to a discount off its purchase price based on the volume of its purchases if such discounted price is lower than the price referred to in the preceding sentence. Tellabs' current volume discount structure is set forth in Attachment B. If Tellabs subsequently establishes a more favorable


--------------------------------------------------------------------------------
                                                                   PAGE 16 OF 42
                    standard volume discount structure, AFC shall be entitled to the discounts contained therein.

             5.4.3 Product shipments, forecasting, warranty, support, repair and return and the like, will be as set forth in the OEM Agreement between the parties. AFC is responsible for developing its own product documentation, however, Tellabs agrees to share its customer documentation with AFC, and to allow AFC to use, copy and modify that documentation for its product as needed, at no charge.

     5.5     COMPETITIVE PRODUCTS.
             5.5.1 If (i) Tellabs licenses or sells Tellabs Technology to an AFC Competitor under terms and conditions which would permit the use of the Tellabs Technology with a digital loop carrier product which is competitive with the UMC 1000 Product ("Competitive DLC Product"), or if (ii) Tellabs acquires or develops a Competitive DLC Product and ships that product to one or more Alternate Provider(s) in both of the market segments defined below, then, the license granted in Section 2 and the exclusive market rights provided in
                    Section 7, shall immediately terminate (and AFC will immediately be able to sell UMC 1000 Products and Tellabs Developments to Alternate Provider(s) in those market segments) and Tellabs will thereafter have no rights to sell the UMC 1000 Products to new customers. In such a case, the manufacturing rights and OEM rights granted in Section 3 will continue for a period of two (2) years, and thereafter Tellabs will be entitled to continue to purchase the UMC 1000 Products under the OEM Agreement for one (1) additional year, in order to continue to support Tellabs' installed base for a total of three (3) years from the time the license is terminated. Tellabs' royalty obligations will continue during this period. In addition, in such a case, Tellabs would be required to return to AFC all information relating to the UMC 1000 Licensed Technology, except such information required to manufacture the UMC 1000 Products for support of the installed base.

                    If Tellabs acquires or develops a Competitive DLC Product and ships that product to one or more Alternate Provider(s) in only one of the market segments defined below, then Tellabs will immediately lose its market rights for sales to new customers within that market segment only and AFC will immediately be able to sell UMC 1000 Products and Tellabs Developments to Alternate


--------------------------------------------------------------------------------
                                                                   PAGE 17 OF 42

                    Providers in that market segment. Tellabs will continue to have manufacturing and OEM rights in accordance with the preceding paragraphs, in order to support existing customers in that market segment for a period of three (3) years. Tellabs' royalty obligations will continue during this period. All rights with respect to the other market segment will remain in full force and effect.

                    For the purposes of Sections 5.5.1 and 5.5.2, (i) the term "Alternate Provider" includes both "Domestic Alternate Providers" or "Foreign Alternate Providers" and (ii) there are two major market segments (1) an ANSI-based product (T1/SONET) and (2) a CEPT-based product (E1/SDH). The restrictions set forth in this Section 5.5.1 only apply for international countries into which Tellabs has been granted marketing rights to sell UMC 1000 Products under Section 7 below. Tellabs shall be entitled to acquire, distribute, or perform an independent development and sell and/or distribute any products, including, but not limited to Competitive DLC Products in those countries listed on Attachment E, without losing any rights provided for in this Agreement.

             5.5.2 If (i) AFC makes UMC 1000 Products available to a Tellabs Competitor, or if (ii) AFC acquires or develops a hybrid fiber coax product ("Competitive HFC Product") and ships and sells that product to one or more Alternate Provider(s) in both market segments defined in Section 5.5.1, then AFC will immediately lose its rights as provided in Section 7.1.2 to sell the Tellabs Developments to new customers in both market segments and Tellabs will immediately be able to sell the Tellabs Developments and the UMC 1000 Products (but only in conjunction with sales of Tellabs Developments) to AFC's customers in those market segments. In such a case, the manufacturing rights granted in Section 3 will continue for a period of two (2) years, and thereafter, AFC will be entitled to continue to purchase the Tellabs Developments under the OEM Agreement for one (1) additional year, in order to continue to support AFC's installed base for the Tellabs Developments for a total period of three (3) years from the period AFC lost its rights to sell the Tellabs Developments to new customers. AFC's royalty obligations will continue during this period.

                    If AFC acquires or develops a Competitive HFC Product and ships and sells such product to one or more of the Alternate Provider(s) markets in only one of the market segments defined in Section


--------------------------------------------------------------------------------
                                                                   PAGE 18 OF 42

                    5.5.1, then AFC will immediately lose its market rights for sales to new customers of Tellabs Developments within that market segment only and Tellabs will immediately be able to sell the Tellabs Developments and the UMC 1000 Products (but only in conjunction with sales of Tellabs Developments) to AFC's customers in that market segment only. AFC will continue to have manufacturing and OEM rights in accordance with the preceding paragraphs, in order to support existing customers in that market for a period of three (3) years. AFC's royalty obligations will continue during this period. All AFC rights with respect to Tellabs Developments for the other market segment will remain in full force and effect.

             5.5.3 The rights and remedies granted in Section 5.5 shall be the parties' exclusive remedy in the event that; (i) Tellabs licenses or sells Tellabs Technology to an AFC Competitor;
                    (ii) AFC makes UMC 1000 Products available to a Tellabs Competitor; or (iii) the other party develops or acquires a Competitive DLC Product or Competitive HFC Product.

6.   ROYALTY PAYMENTS
     6.1 TELLABS' ROYALTY OBLIGATIONS. Tellabs agrees to pay AFC the following royalties:

             a.     [*]

             b.     [*]

             c.     [*]

[*] Confidential treatment requested.
--------------------------------------------------------------------------------
                                                                   PAGE 19 OF 42

             d.     [*]

             e.     [*]

     6.2     AFC'S ROYALTY OBLIGATIONS. [*]

     6.3 If either party develops an independent product not incorporating the other's party's technology or proprietary rights (as permitted by Section 12), no royalties shall be due for the shipment of such independent product(s), except as provided in Section 6.2.

     6.4 Either party shall be entitled to have an independent third party auditor, reasonably acceptable to the other party, audit compliance with this Section 6 no more frequently than once each calendar year. In the event the auditor finds that royalties have been underpaid by more than ten percent (10%) of the corrected total royalty for the period audited, the audited party shall pay the audit fees. Otherwise, the party requesting the audit shall bear the cost of the audit.

[*] Confidential treatment requested.
--------------------------------------------------------------------------------
                                                                   PAGE 20 OF 42

7.   MARKET RIGHTS
     7.1     DOMESTIC MARKETING RIGHTS.

             7.1.1 TELLABS MARKETING RIGHTS. Except as set forth in the third paragraph of this Section 7.1.1, Tellabs will have exclusive rights to market, sell and otherwise distribute the Tellabs Developments and/or the UMC 1000 Products, directly and indirectly through Distributors to the "Domestic Alternate Provider" market as defined herein, and AFC shall be prohibited from marketing, selling or distributing such products, in such market, either directly or indirectly, through Distributors. The term "Domestic Alternate Provider" shall mean competitive access providers (CAPs), alternative local transport service providers, alternative local access carriers, multiple system operators (MSOs), or any company, subsidiary, partnership, co-venture, or other entity providing alternative telephony services in the United States. "Domestic Alternate Provider" also includes:
                    a) AT&T and its Affiliates as of the Effective Date, and
                    b) the US West Media Group, including, but not limited to US West International and US West Media One.

                    The term "Domestic Alternate Provider" does not include
                    (a) wireless service providers except those which are affiliated with a Domestic Alternate Provider on the Effective Date; (b) interexchange carrier companies and their Affiliates as of the Effective Date; (except AT&T and its Affiliates as of the Effective Date); (c) telephone companies in the U.S. that operate within their designated franchise; or d) telephone companies in the U.S. which operate outside of their designated franchise territory and build brand new wireline distribution network(s) (upgrades to an existing cable (coax) network purchased by a U.S. telephone company outside its designated franchise territory is not considered a new network and is therefore a Domestic Alternate Provider).

                    Exceptions to this Tellabs exclusive market right are:

                    7.1.1.1 Tellabs and AFC will both be entitled to sell into the CAP market, each having an exclusive customer segment. Subject to subsection 7.1.1.2 below, Tellabs shall have the exclusive marketing right to CAPs that are majority owned by the multiple system operators ("MSOs") as of April 1, 1996, and to the customers listed in Attachment C. Subject to


-------------------------------------------------------------------------------
                                                                  PAGE 21 OF 42
                             subsection 7.1.1.3 below, marketing rights to all other CAPs will belong to AFC.

                    7.1.1.2 In order for Tellabs to retain exclusive marketing rights to the CAPs listed in Attachment C, Tellabs must generate at least $12 million in Net Revenue of Tellabs Developments and UMC 1000 Products from the customers listed on Attachment C, over the next two (2) years dating from April 1, 1996. If Tellabs fails to meet this objective, then Tellabs will lose its exclusivity in the CAP accounts in Attachment C. Notwithstanding the foregoing, Tellabs can maintain exclusivity by paying the royalty equivalent (calculated pursuant to Section 6) due on the difference between Net Revenue actually achieved from such customers and $12 million. If Tellabs achieves the $12 million minimum, AFC and Tellabs will reset new minimums for succeeding years. Such new minimums will be no less than $6 million per year and shall be subject to the other terms of this subsection.

                    7.1.1.3 If, after the Effective Date, a Domestic Alternate Provider is acquired by a company for which AFC has exclusive market rights as defined in Section 7.1.2, Tellabs shall retain exclusive rights to the business segment of the acquired entity (regardless of whether that entity remains a separate business unit). If the acquiring company wants to consolidate purchasing, AFC must inform the Customer that Tellabs has the exclusive marketing rights to sell to the acquired entity of the business for two (2) years from the Effective Date. After the two year period, if the Customer still wants to consolidate, Tellabs shall be entitled to negotiate continued sales of the Tellabs Developments and the UMC 1000 Products to the acquired entity. If Tellabs is successful in convincing the customer not to consolidate, Tellabs will continue to sell to the acquired entity. Tellabs will be given sixty (60) days to convince the customer not to consolidate. If after the sixty-day period Tellabs has failed to convince the customer not to consolidate, then AFC will be entitled to sell to the acquired entity on an exclusive basis and will pay a royalty of thirteen percent (13%) to Tellabs on all Net Revenue from sales to that acquired entity of Tellabs Developments manufactured by AFC and any product being sold by AFC, which is competitive with any Tellabs Development. For purposes of this Section 7.1.1.3 and for

-------------------------------------------------------------------------------
                                                                  PAGE 22 OF 42
                             purposes of Section 7.1.2, "acquisition" or "acquir(ed)" means the acquisition of greater than fifty percent (50%) of the equity of a company.

             7.1.2  AFC MARKETING RIGHTS.
                    Except as provided in Section 7.1.1, AFC will have exclusive rights to market, sell and otherwise distribute UMC 1000 Products and the Tellabs Developments to all other customers in the United States, and Tellabs shall be prohibited from marketing, selling or distributing such products, to any such customers, either directly or indirectly.

                    If, after the Effective Date, a company for which AFC has exclusive marketing rights is acquired by a Domestic Alternate Provider or a company listed on Attachment D, then AFC shall retain exclusive rights to the business segment of the acquired entity (regardless of whether that entity remains a separate business unit). If the acquiring company wants to consolidate purchasing, Tellabs must inform the customer that AFC has the exclusive marketing rights to sell to the acquired entity for two years from the Effective Date. After the two year period, if the customer still wants to consolidate, AFC shall be entitled to negotiate continued sales of the Tellabs Developments and UMC 1000 Products to the acquired entity. If AFC is successful in convincing the customer not to consolidate, AFC will continue to sell to the acquired entity. AFC will be given sixty (60) days to convince the customer not to consolidate. If after the sixty-day period AFC has failed to convince the customer not to consolidate, then Tellabs will be entitled to sell to the acquired entity on an exclusive basis and pay an additional royalty of two percent (2%) to AFC on all Net Revenue from sales to that acquired entity of UMC 1000 Products manufactured by Tellabs.

     7.2     INTERNATIONAL MARKETING RIGHTS.

             7.2.1 TELLABS MARKETING RIGHTS. Except as set forth in the third paragraph of this Section 7.2.1, Tellabs will have exclusive rights to market, sell and distribute the Tellabs Developments and/or the UMC 1000 Products, directly and indirectly through Distributors to Foreign Alternate Providers in the following countries:

                            The United Kingdom, Australia, Japan,
                            France, Germany, Spain, Portugal, Italy,
                            Switzerland, Austria, Luxembourg, Belgium,
                            The Netherlands,


-------------------------------------------------------------------------------
                                                                  PAGE 23 OF 42

                            Denmark, Ireland, Sweden, Finland, Norway,
                            Greece, New Zealand, Saudi Arabia, Hong
                            Kong, Singapore, Canada, Israel and Korea.

                    The term "Foreign Alternate Provider" shall mean competitive access providers ("CAPs"), alternative local transport service providers, alternative local access carriers, multiple system operators ("MSO"), or any company, subsidiary, partnership, co-venture, or other entity providing alternative telephony services outside of the United States. This also includes but is not limited to consortiums, joint ventures, partnerships, private companies, and/or other government agencies that compete with the local PTT for telephone service in a given territory. "Foreign Alternate Provider" does not include wireless service providers except those affiliated with a Foreign Alternate Provider.

                    Exceptions to this Tellabs exclusive market right are:
                    7.2.1.1 In order for Tellabs to retain exclusivity to the Foreign Alternate Provider market in a given country, Tellabs will be required to meet minimum Net Revenues of Tellabs Developments and UMC 1000 Products for such country. The starting time period required to obtain these minimum sales revenues will begin on the later to occur of: (i) the first date that any Foreign Alternate Provider in that country has provided residential dial tone (i.e., a competitive market exists), and (ii) the date on which UMC 1000 Product meets the market requirements for that Foreign Alternate Provider market segment. The UMC 1000 Product will be deemed to meet the market requirements for an Foreign Alternate Provider market when the UMC 1000 Product has a released V5.1/2 digital switch interface for the switch vendor used by the Foreign Alternate Provider, channel cards with the proper impedance, and regulatory compliance for that market/country. Once these two criteria are met for each country, a minimum of $2,000,000 in cumulative Net Revenue of Tellabs Developments and UMC 1000 Products is required for the first three (3) years per country. Thereafter, a minimum of US $2,000,000 per year in Net Revenue of Tellabs Developments and UMC 1000 Products is required. Failure to make these Net Revenue targets within these timeframes in a particular country will remove the exclusivity in that country for Tellabs and Tellabs will hereafter have non-exclusive rights in that country. The

-------------------------------------------------------------------------------
                                                                  PAGE 24 OF 42
                             non-exclusive rights are subject to termination under the circumstances set forth in Section 5.5 and Section 14.

                    7.2.1.2 If, after the Effective Date, a Foreign Alternate Provider is acquired by a company for which AFC has exclusive market rights as defined in Section 7.2.2, Tellabs shall retain exclusive rights to the business segment of the acquired entity (regardless of whether that entity remains a separate business unit). If the acquiring company wants to consolidate purchasing, AFC must inform the customer that Tellabs has the exclusive marketing rights to sell to the acquired entity of the business for two years from the Effective Date. After the two year period, if the customer still wants to consolidate, Tellabs shall be entitled to negotiate continued sales of the Tellabs Developments and the UMC 1000 Products to the acquired entity. If Tellabs is successful in convincing the customer not to consolidate, Tellabs will continue to sell to the acquired entity. Tellabs will be given sixty (60) days to convince the customer not to consolidate. If after the sixty-day period Tellabs has failed to convince the customer not to consolidate, then AFC will be entitled to sell to the acquired entity on an exclusive basis and will pay a royalty of thirteen percent (13%) to Tellabs on all Net Revenue from sales to that acquired entity of Tellabs Developments manufactured by AFC and any product being sold by AFC, which is competitive with any Tellabs Development.

                    Tellabs will have non-exclusive rights to sell the Tellabs Developments and/or the UMC 1000 Products to Foreign Alternate Providers in all other countries.

                    Notwithstanding the foregoing, AFC shall be entitled to continue to exercise its rights under the existing AFC agreements listed in Attachment E. In these countries, Tellabs will have only a non-exclusive right to sell the UMC 1000 Products if they are sold in conjunction with Tellabs Developments. AFC agrees to use its best efforts to amend each of these existing agreements to allow Tellabs to sell the UMC 1000 Products into the Attachment E countries.

             7.2.2  AFC MARKETING RIGHTS
                    Except as provided in Section 7.2.1, AFC will have exclusive rights to market, sell and otherwise distribute UMC 1000 Products and


-------------------------------------------------------------------------------
                                                                  PAGE 25 OF 42
                    the Tellabs Developments to all other customers outside the United States, and Tellabs shall be prohibited from marketing, selling or distributing such products, to any such customers, either directly or indirectly.

                    If, after the Effective Date, a company for which AFC has exclusive marketing rights is purchased by a Foreign Alternate Provider, then AFC shall retain exclusive rights to the business segment of the acquired entity (regardless of whether that entity remains at separate business unit). If the acquiring company wants to consolidate purchasing, Tellabs must inform the customer that AFC has the exclusive marketing rights to sell to the acquired entity for two years from the Effective Date. After the two year period, if the customer still wants to consolidate, AFC shall be entitled to negotiate continued sales of the Tellabs Developments and UMC 1000 Products to the acquired entity. If AFC is successful in convincing the customer not to consolidate, AFC will continue to sell to the acquired entity. AFC will be given sixty 960) days to convince the customer not to consolidate. If after the sixty-day period AFC has failed to convince the customer not to consolidate, then Tellabs will be entitled to sell to the acquired entity on an exclusive basis and pay an additional royalty of two percent (2%) to AFC on all Net Revenue from sales to that acquired entity of UMC 1000 Product manufactured by Tellabs.

                    Nothing contained herein shall be construed as granting any rights to AFC in connection with any other products developed using the Tellabs Technology (except as expressly stated in Section 5.3.1).

     7.3     HOLDING COMPANIES.
             7.3.1 For purposes of this section, the term "Holding Company" shall mean cable or telephone holding companies, joint ventures, partnerships or other organizations with affiliates, partners or members ("Entities") consisting of both (i) Entities for which Tellabs has exclusive market rights, and (ii) Entities for which AFC has exclusive market rights, whether domestic or international. In order to be considered an Entity hereunder, the affiliate, partner and/or member must be more than fifty percent (50%) owned by another Entity. Except under the circumstances described in
                    Section 7.3.3 below, each party will retain its market rights to sell the UMC 1000 Products and/or the Tellabs Developments to their respective accounts within a Holding Company.


--------------------------------------------------------------------------------
                                                                   PAGE 26 OF 42

             7.3.2 A Holding Company shall be defined as an Alternate Provider if more of its combined annual revenue for the most recently completed fiscal year ("Annual Revenue") is derived from Foreign and/or Domestic Alternate Provider Entities within the Holding Company than from Entities within AFC's exclusive market segment. Attachment D identifies the Holding Companies that Tellabs has identified as being Alternate Providers as of April 1, 1996. Tellabs will hold exclusive market rights to these companies under the circumstances set forth in Section 7.3.3 On a going forward basis, any Holding Company which has not been identified by Tellabs on Attachment D or which did not exist as of April 1, 1996, shall be determined as follows:

                    7.3.2.1 If the Holding Company is not listed on Attachment D, the first question is whether the Holding Company was in existence on April 1, 1996. If the Holding Company existed on April 1, 1996, and Tellabs shows that more of such company's Annual Revenue as of April 1, 1996 was derived from Entities which were Foreign and/ or Domestic Alternate Provider's Entities than from within AFC's exclusive market segment, then the Holding company will be added to the list on Attachment D and Tellabs will have exclusive market rights therein under the circumstances set forth in
                              Section 7.3.3. If Tellabs is unable to prove this, then AFC will have exclusive market rights for the Holding Company, under the circumstances in Section 7.3.3.

                    7.3.2.2 If a Holding Company came/comes into existence after April 1, 1996, and Tellabs can show that at the time the Holding Company came into existence, more of its Annual Revenue was derived from Foreign and/ or Domestic Alternate Provider Entities than from Entities within AFC's exclusive market segments, then the Holding Company will be added to the list on Attachment D. Similarly, if AFC can show that at the time the Holding Company came into existence, more of its Annual Revenue was derived from Entities within AFC's exclusive market segments than from Entities with Tellabs' exclusive market segments, then AFC will have the exclusive market rights for such Holding Company under the circumstances set forth in Section
                              7.3.3. If neither company has made the showing required by the prior two sentences, the Holding Company will continue as unidentified until either Tellabs or AFC decides it wants to


--------------------------------------------------------------------------------
                                                                   PAGE 27 OF 42
                              sell to the Holding Company. At such time, both Tellabs and AFC shall meet to determine whether or not the Holding Company is an Alternate Provider which will be added to Attachment D and will therefore be Tellabs' exclusive customer under the circumstances set forth in Section 7.3.3. In making that determination, the parties will first attempt to calculate whether the Holding Company was an Alternate Provider (as defined above) on the date it came into existence. If they are unable to reasonably make that determination, they will make such assessment as of the date on which the determination is being made.

             7.3.3 Under the circumstances set forth in the remainder of this section below, Tellabs will be granted exclusive market rights to Holding Companies which have been deemed "Alternate Providers" and AFC will be deemed to have exclusive market rights to any other Holding Company. If any Holding Company wants to consolidate its purchasing, neither party shall have the right to will UMC 1000 Products and Tellabs Developments into the other party's accounts within a Holding Company for two (2) years form April 1, 1996. After the two-year period, if such Holding Company still wants to consolidate, the party that does not have exclusive market rights (as determined pursuant to Section 7.3.2) has the right to negotiate continued sales with that customer in its market segment only. If that party is successful in convincing the organization not to consolidate, that party will continue to sell into its market/customer segment. Such party will be given sixty (60) days to convince the organization not to consolidate. If after the sixty (60) day period the party fails to convince the organization not to consolidate, then the other party will assume this market right and pay royalties to the other party pursuant to either Section 7.2.1.2 or 7.2.2, as applicable.

     7.4 With their respective markets, the parties are free to distribute their respective products either directly to End Users or indirectly through third party channels, such as Distributors or sales representatives. Sales through such third party channels are permissible only if the party has entered into a written agreement with the third party which allows the party to terminate the distribution rights if the third party if the third party distributes the product outside such party's respective markets(s). Both parties shall take all reasonable steps to enforce these rights, including but not limited to terminating the Distribution Agreement and/or refusing to ship products unless prohibited from doing so by court or government order.

--------------------------------------------------------------------------------
                                                                   PAGE 28 OF 42

8.   WARRANTY AND INDEMNIFICATION
     8.1     OWNERSHIP WARRANTY AS TO UMC 1000 TECHNOLOGY.
             AFC represents and warrants to Tellabs that (i) the UMC 1000 Technology is original with and is owned solely by AFC; (ii) neither the UMC 1000 Technology nor any AFC Products sold under the OEM Agreement infringe any patent, copyright, trade secret or other proprietary rights of any third party; (iii) AFC is the sole and exclusive developer of the UMC 1000 Technology or has the right to grant the rights granted under this License Agreement; (iv) AFC has not previously or otherwise granted any other right in the UMC 1000 Technology to any third party which may conflict with the rights granted herein to Tellabs; and (v) AFC has the full power to enter into this Agreement, to carry out its obligations contained herein, and to grant the rights in the UMC 1000 Technology granted herein to Tellabs.

     8.2     OWNERSHIP WARRANTY AS TO TELLABS TECHNOLOGY.
             Tellabs represents and warrants to AFC that (i) the Tellabs Technology is original with and is owned solely by Tellabs; (ii) neither the Tellabs Technology nor any Tellabs Products sold under the OEM Agreement infringe any patent, copyright, trade secret or other proprietary rights of any third party; (iii) Tellabs is the sole and exclusive developer of the Tellabs Technology or has the right to grant the rights granted under this License Agreement; (iv) Tellabs has not previously or otherwise granted any other right in Tellabs Technology to any third party which may conflict with the rights granted herein to AFC; and (v) Tellabs has the full power to enter into this Agreement, to carry out its obligations contained herein, and to grant the rights in the Tellabs Technology granted herein to AFC.

     8.3     JOINTLY-OWNED TECHNOLOGY
             Except as expressly stated in this Section 8, neither party shall have any obligations to the other party with respect to the ownership and/or rights of the Joint Technology or with respect to jointly-owned technology pursuant to Section 3.2 of this Agreement. Each party shall bear sole responsibility for any indemnification with respect to their respective customers relating to the Joint Technology and any jointly-owned technology pursuant to Section 3.2, and each party shall indemnify the other party (pursuant to Section 8.4 below) for any claims made by such customers and/or other third parties who derive their rights from such party.


--------------------------------------------------------------------------------
                                                                   PAGE 29 OF 42

     8.4 INFRINGEMENT. Each party ("Indemnifying Party") shall hold the other party ("Indemnified Party") and its officers, directors agents and employees harmless from liability resulting from breach of the warranty contained in Sections 8.1 and 8.2, respectively, and from third parties' claims relating to the Joint Technology and any jointly-owned technology pursuant to Section 3.2, as provided in Section 8.3, provided that: (i) the Indemnifying Party is promptly notified of any and all threats, claims and proceeding related thereto, (ii) the Indemnifying Party shall have sole control of the defense and/or settlement thereof, (iii) the Indemnified Party furnishes to the Indemnifying Party, upon request, information available to the Indemnified Party for such defense, and (iv) the Indemnified Party provides the Indemnifying Party with reasonable assistance. This obligation of the Indemnifying Party does not apply with respect to the UMC 1000 Products or the Tellabs Developments (as applicable), or portions or components of the foregoing (a) not supplied by the Indemnifying Party, (b) made in whole or in part in accordance to the Indemnified Party's specifications, (c) that are modified after delivery by the Indemnifying Party, if the alleged infringement relates to such modification, (d) combined with other products, processes or materials where the alleged infringement relates to such combination, (e) where the Indemnified Party continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (f) where the Indemnified Party's use of the foregoing is not strictly in accordance with the license granted under this Agreement. Should any of the products furnished and/or in purchase orders placed under the OEM Agreement, or in the operation thereof, become the subject of a claim of any infringement of a United States or foreign patent, trademark, copyright, trade secret or other proprietary interest, the Indemnifying Party shall, at its expense and at its option, either procure for the Indemnified Party the right to continue using the Products, replace or modify the same so that they become non-infringing, or, if replacement or modification is not possible, refund the full purchase price of the infringing items.


     9.      LIMITATION OF LIABILITY
             NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF DATA OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES, EXCEPT AS EXPRESSLY LIMITED BY LAW AND EXCEPT FOR DAMAGES UNDER SECTION 8.4 EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES


--------------------------------------------------------------------------------
                                                                   PAGE 30 OF 42

     DISCLAIM ANY AND ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.  CONFIDENTIALITY
     10.1 Each party ("disclosing party") may, from time to time, in connection with performance under this Agreement, disclose confidential information to the other party ("receiving party"). The receiving party agrees not to use (other than for purposes contemplated by this Agreement), and will use reasonable efforts to prevent the disclosure to third parties of, any of the disclosing party's confidential information that is identified as confidential at the time of disclosure and is provided in tangible form marked "confidential" or "proprietary" (or is reduced to such form within thirty (30) days after oral disclosure). All UMC 1000 Technology, UMC 1000 CPU System Software (including, without limitation, the source code thereof, and except the object code and end user documentation) and all AFC product roll-out plans, product definitions, development schedules and other business, marketing or technical information provided to Tellabs pursuant to this Agreement or otherwise, are hereby identified and marked as AFC's confidential information, and Tellabs so acknowledges. All Tellabs Technology and all Tellabs product roll-out (including, without limitation, the source code thereof, and except the object code and end user documentation) and all Tellabs Technology and all Tellabs product roll-out plans, product definitions, development schedules and other business, marketing or technical information provided to Tellabs pursuant to this Agreement or otherwise, are hereby identified and marked as Tellabs' confidential information, and AFC so acknowledges. Each of the parties further acknowledge that they are aware and will advise their employees who have access to confidential information of the other party of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. The receiving party's confidentiality obligation hereunder shall not apply to information that the receiving party can document:

             (i) was in the receiving party's possession or known by it prior to receipt from the disclosing party;


--------------------------------------------------------------------------------
                                                                   PAGE 31 OF 42

             (ii) is or (through no fault of the receiving party) becomes generally available to the public;

             (iii) is rightfully disclosed to the receiving party by a third party having no obligations of confidentiality to the disclosing party, provided the receiving party complies with any restrictions imposed by the third party; or

             (iv) is required by law or regulation to be disclosed (including, without limitation, in connection with SEC filings), provided that the receiving party uses reasonable efforts to restrict disclosure and to obtain confidential treatment therefor.

     10.2 Each receiving party acknowledges and agrees that due to the unique nature of the disclosing party's confidential information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the disclosing party and, therefore, that upon any such breach or threat thereof, the disclosing party shall be entitled to injunctive relief and other appropriate equitable relief in addition to whatever remedies it may have at law, and to be indemnified by the receiving party from any loss or harm (including, without limitation, attorneys' fees) in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any confidential information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

     10.3 Tellabs acknowledges that the UMC 1000 Licensed Technology and UMC 1000 CPU System Software are the exclusive property of AFC, and contain valuable trade secrets containing proprietary and confidential information. Tellabs agrees to protect the confidentiality of the UMC 1000 Licensed Technology and UMC 1000 CPU System Software as follows: Tellabs shall limit use of, and access to, the UMC 1000 Licensed Technology and UMC 1000 CPU System Software to those of its employees, subcontractors and agents who are directly involved in implementing the permitted use of the UMC 1000 Licensed Technology and UMC 1000 CPU System Software under this Agreement; who have a need to know the contents of the UMC 1000 Licensed Technology and UMC 1000 CPU System Software for the performance of their duties in connection with such use; and who have entered into confidentiality agreements with Tellabs. Tellabs shall implement such internal


--------------------------------------------------------------------------------
                                                                   PAGE 32 OF 42
             procedures, and take such precautions, as are necessary to protect the confidentiality of the UMC 1000 Licensed Technology and UMC 1000 CPU System Software. In no event shall Tellabs implement procedures or take precautions to protect the UMC 1000 Licensed Technology and UMC 1000 CPU System Software which are less rigorous than procedures established to protect its own confidential technology and other highly confidential information.

     10.4 AFC acknowledges that the Tellabs Technology and the Licensed J.V. Products are the exclusive property of Tellabs, and contain valuable trade secrets containing proprietary and confidential information. AFC agrees to protect the confidentiality of the Tellabs Technology and the Licensed J.V. Products are as follows:
             AFC shall limit use of, and access to, the Tellabs Technology and the Licensed J.V. Products to those of its employee subcontractors and agents who are directly involved in implementing the permitted use of the Tellabs Technology and the Licensed J.V. Products under this Agreement; who have a need to know the contents of the Tellabs Technology and the Licensed J.V. Products for the performance of their duties in connection with such use; and who have entered into confidentiality agreements with AFC. AFC shall implement such internal procedures, and take such precautions, as are necessary to protect the confidentiality of the Tellabs Technology and the Licensed J.V. Products. In no event shall AFC implement procedures or take precautions to protect the Tellabs Technology and the Licensed J.V. Products which are less rigorous than procedures established to protect its own confidential technology and other highly confidential information.

11.  THIRD PARTY MATTERS
     11.1    DISCLOSURE TO OTHER PARTIES.
             Each party shall have the right to disclose to third parties certain technical Confidential Information relating to interoperability and network management, and certain non-technical Confidential Information relating to the status and terms of the relationship between Tellabs and AFC; provided, however, that such third parties agree to confidentiality and nondisclosure provisions substantially similar to those set forth in Section 10 (Confidentiality) hereof.


     11.2    THIRD PARTY SOFTWARE
             Certain third party software may be incorporated by the parties from time to time into the products and/or technology licensed pursuant to this Agreement. Each party shall (a) identify all such third party software which is incorporated into such party's products or technology licensed to


--------------------------------------------------------------------------------
                                                                   PAGE 33 OF 42
             the other party pursuant to this Agreement, (b) comply fully with all terms and conditions applicable to the sublicensing, disclosures or copying of such third party software, and (c) provide reasonable assistance to the other party in securing necessary and appropriate license rights in such third party software; provided, however, that all costs incurred in connection with the transfer of any license rights to the third party software shall be borne by the party acquiring such license rights.



12.  INDEPENDENT DEVELOPMENT
     Nothing contained in this Agreement shall be construed as a restriction on either party's right independently to develop, manufacture, acquire and sell or otherwise distribute, for itself or others, any product whether or not it is similar in function to the UMC 1000 Product(s) or the Tellabs Developments, provided that such development, manufacture, acquisition, sale or other distribution does not violate any of the provisions of this Agreement. Except as provided in Section 7.2, no payment shall be due to either party by reason of such independent development, manufacture and/or sale or other distribution.


13.  DEFAULT
     13.1    DEFAULT OF TELLABS
             Tellabs shall be deemed to be in material default under this Agreement upon the occurrence of any of the following:
             13.1.1 In the event that Tellabs violates the terms of Section 10
                    (Confidentiality) (other than violations which are immaterial).

             13.1.2 In the event that Tellabs fails to perform or comply with any other material term or condition of this Agreement and fails to cure such failure within thirty (30) days after receipt of written notice from AFC; provided, however, that an alleged default in making payments hereunder shall not afford AFC right to terminate if and while Tellabs reasonably disputes the obligation to make such payments or the amount due.

     13.2    DEFAULT OF AFC
             AFC shall be deemed to be in material default under this Agreement upon the occurrence of any of the following:
             13.2.1 In the event that AFC violates the terms of Section 10
                    (Confidentiality) (other than violations which are immaterial).

             13.2.2 In the event that AFC fails to perform or comply with any other material term or condition of this Agreement and fails to cure such


--------------------------------------------------------------------------------
                                                                   PAGE 34 OF 42
                    failure within thirty (30) days after receipt of written notice from Tellabs; provided, however, that an alleged default in making payments hereunder shall not afford Tellabs a right to terminate if and while AFC reasonably disputes the obligation to make such payments or the amount due.

     13.3    DEFAULT REMEDIES
             Upon a material default by either party hereunder, as specified in Sections 13.1 and 13.2 above, the non-defaulting party may seek any remedies available to it in law and equity, including termination of this Agreement under Section 14.1 or 14.2 (except as expressly provided otherwise in Sections 2.8 and 5.3.3 of this Agreement). For purposes of Sections 13 and 14 hereof, the party electing to terminate this Agreement will be deemed to be the "Terminating Party" and the other party shall be deemed to be the "Terminated Party." Notwithstanding the foregoing, except where a party reasonably believes irreparable harm may occur and brings an action for injunctive relief, the parties shall follow the dispute resolution procedures specified in Section 16.5 before commencing litigation arising out of a default hereunder.

14.  TERM, EXPIRATION AND TERMINATION
     14.1    TERM.
             Unless terminated earlier as provided herein, this Agreement shall have an initial term of ten (10) years commencing on the Effective Date, and shall be automatically renewed for successive one (1) year terms unless either of the parties hereto gives to the other party written notice of its election to terminate this Agreement at least sixty (60) days prior to the expiration of the then current term.

     14.2    EFFECT OF EXPIRATION
             Unless this Agreement is renewed by mutual agreement of the parties, upon the expiration of the term referred to in Section 14.1, as may be extended, the following consequences shall ensue:

             14.2.1 The parties agree to negotiate in good faith the terms and conditions covering the winding down of this Agreement, including the completion of any Enhancements and Improvements then in process.

             14.2.2 It is the intention of the parties that except as provided in subsection 14.2.3 below, the technology license rights and manufacturing rights (including accompanying royalty obligations)



--------------------------------------------------------------------------------
                                                                   PAGE 35 OF 42
                    described in this Agreement will survive the expiration of this Agreement; provided, however, that any such license or manufacturing rights (and the accompanying royalty obligations) shall thereafter be subject to termination under the circumstances described in Sections 14.3 and 14.4 of this Agreement.

             14.2.3 The parties' obligations to provide continuing updates to technology under Sections 2 and 3 shall terminate.

             14.2.4 The following sections of this Agreement will be deemed to survive such expiration: 1, 2, 3.2.5, 4, 5.1, 5.3, 5.5, 6,
                    7, 8, 9, 10, 11, 12, 13, 14, 15 and 16, as well as any
                    provisions hereof which by their terms involve obligations which survive expiration of this Agreement.

     14.3    TERMINATION OF ENTIRE AGREEMENT.
             This Agreement may be terminated in its entirety (subject only to the survival of specific sections specified in Section 14.6 hereof) under the circumstances specified in 13.3 hereof.

     14.4    PARTIAL TERMINATION.
             Notwithstanding anything to the contrary herein contained, a Terminating Party entitled to terminate this Agreement pursuant to
             Section 13.3 may, at its election, only partially terminate this Agreement by terminating all revocable (as provided in Section 14.5) license rights of the Terminated Party, while not terminating its own license and manufacturing rights, with the effect set forth in Section 14.5 below. In such a case, this Agreement shall remain in partial force and effect, and the Terminated Party for the remainder of the Term of this Agreement (unless the Terminated Party terminates this Agreement in accordance with the terms of this Section 14). Notwithstanding the foregoing, the Terminating Party may, at any time prior to the end of the Term, elect to terminate this Agreement in its entirety, with the effect set forth in Section 14.5 below.

     14.5    EFFECT OF TERMINATION
             14.5.1 TERMINATION BY EITHER PARTY
                    In the event that this Agreement is terminated by either party, in whole or in part, as provided in Sections 14.3 or 14.4:
                    14.5.1.1 It is the intention of the parties that except in the circumstances described in Section 14.5.1.2 below, all technology license rights and manufacturing rights described in this Agreement will survive the

--------------------------------------------------------------------------------
                                                                   PAGE 36 OF 42
                              termination of this Agreement; provided, however, that any such license or manufacturing rights shall be subject to termination under the circumstances described in Section 14.5.1.2 below. The parties agree that except as expressly provided in this Section 14.5, royalty obligations of the parties in effect immediately prior to the termination shall remain in full force and effect after termination.

                    14.5.1.2 In the event of whole or partial termination due to a material breach of any of the clauses specifically referenced below, the Terminating Party also shall have the option to terminate certain of the Terminated Party's license rights under the limited circumstances described below:

                              (A) In the event of a breach by AFC of those obligations referenced in Sections 3.1, 5.1, 5.2, 6.2, 7.1.1, 7.2.1, 7.3, 7.4, 10, 11 and
                                   12 hereof, then Tellabs shall have the option to terminate effective immediately, all of AFC's rights to Tellabs Technology as set forth in Sections 5 and 7.

                              (B) In the event of a breach by Tellabs of those obligations referenced in Sections 2, 5.3, 5.4, 6.1, 7.1.2, 7.2.2, 7.3, 7.4, 10, 11, 12,
                                   and except as provided in Section 2.8, then
                                   AFC shall have the option to terminate,
                                   effective immediately, all of Tellabs'
                                   license rights to UMC 1000 Licensed
                                   Technology as set forth in Sections 2, 3, 5 and 7 hereof;

                    14.5.1.3 The parties will be obligated to agree upon terms and conditions which provide for continuing support for both parties' embedded customer bases for the products. Unless otherwise agreed, the Terminating Party will, at its option, either take over such continuing support obligations, or grant the Terminated Party sufficient rights to enable that party to continue to provide such support.

--------------------------------------------------------------------------------
                                                                   PAGE 37 OF 42

                    14.5.1.4 Upon the request of the Terminating Party, the Terminated Party shall promptly return all Confidential Information of the other party, except the technology reasonably required to fully exercise the Terminated Party's ongoing manufacturing, support and license rights, if any, in the technology of the Terminating Party.

                    14.5.1.5 Upon the request of the Terminating Party, the Terminated Party shall provide a written certification that, through the Terminated Party's best efforts and to the best of its knowledge, the Terminated Party has complied with all of its obligations under subsection
                              15.5.1.4 above.

             14.6   SURVIVAL UPON TERMINATION
                    In the event that this Agreement is terminated by either party either in whole or in part, for any of the reasons set forth in Section 14.3, the following sections of this Agreement will be deemed to survive such termination: 4, 8, 9, 10, 12, 16.5, 16.9 and 16.12 (including any Attachments referred to therein), as well as any provisions hereof which by their terms involve obligations which survive termination of this Agreement.

                    Tellabs' rights and remedies pursuant to Section 5.5.2 shall continue for as long as Tellabs has exclusive marketing rights pursuant to Section 7 of this Agreement. AFC's rights and remedies pursuant to Section 5.5.1 shall continue for as long as AFC has exclusive market rights pursuant to
                    Section 7.

15.          EXPORT RESTRICTIONS
             Each party agrees to comply with all export laws, restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or reexport of, the technology, software or confidential information of a party or any direct product of the foregoing in violation of any such laws, restriction or regulations, or, if prohibited pursuant to any governmental restriction or regulation, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to
             Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

--------------------------------------------------------------------------------
                                                                   PAGE 38 OF 42

16.  GENERAL PROVISION
     16.1    RELATIONSHIP OF THE PARTIES.
             Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

     16.2    ASSIGNMENT.
             Neither party shall have any right or ability to assign, transfer, or sublicense any obligations or benefit under this Agreement without the written consent of the other except that either party may assign and transfer this Agreement and its rights and obligations hereunder to any third party who succeeds to substantially all its business, stock or assets whether by merger, sale, acquisition or otherwise.

     16.3    ENTIRE AGREEMENT; AMENDMENT.
             This Agreement (and all Attachments hereto) and the OEM and Termination Agreements constitute the entire and only agreement between the parties relating to the subject matter hereof, and all other prior negotiations, representations, understandings and agreements including but not limited to the Memorandum of Understanding dated April 3, 1996, are superseded hereby. No agreements amending or supplementing the terms hereof shall be effective except by means of a written document signed by the duly authorized representatives of both parties.

     16.4    NOTICES.
             All notices, consents or approvals required by this Agreement shall be in writing and shall be deemed given five (5) days after being sent by certified or registered air mail, postage prepaid, or when received after being sent by facsimile (confirmed by such certified or registered mail) or by commercial overnight courier service with tracking capabilities, to the parties at the addresses set forth above or such other addresses as may be designated in writing by the respective parties pursuant to the terms of this notice provision.

    16.5     DISPUTES.
             16.5.1 In the event that the parties after diligent good faith efforts, cannot resolve an issue, then the parties agree to convene a meeting of their Presidents an effort to reach an appropriate resolution, settlement or compromise. If after diligent good faith efforts the Presidents are unable to resolve the dispute, then the parties agree to retain an impartial qualified mediator to assist in reaching a

--------------------------------------------------------------------------------
                                                                   PAGE 39 OF 42
                    mutually agreeable resolution to the dispute. The costs of any such mediation shall be shared equally by the parties. Except where a party reasonably believes that irreparable harm may occur and brings an action for injunctive relief, the parties shall follow the foregoing dispute resolution procedures prior to commencing litigation. In connection with any such dispute or litigation, the provisions of the following paragraph will apply.

             16.5.2 Prior to initiating any action hereunder (except for actions for injunctive relief), the aggrieved party will provide written notice to the other party and the parties will make diligent good faith efforts to negotiate and resolve such dispute in accordance with the foregoing dispute resolution procedures. The parties agree that in the event that it becomes necessary to initiate any action hereunder (except for actions in equity where an alternative forum is required for immediate injunctive relief), the appropriate forum shall be (a) for claims commenced by AFC, in a state or federal court located in Cook County or DuPage County, Illinois or (b) for claims commenced by Tellabs, in a state or federal court located in Sonoma County, California.

    16.6     WAIVER.
              The failure of AFC or Tellabs to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved. The waiver by either party of a breach of any provisions contained in this Agreement shall be effective only if set forth in a writing signed by both parties and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

    16.7      HEADINGS.
              Headings included herein are for convenience only and shall not be used to interpret or construe this Agreement.

    16.8      SEVERABILITY.
              If any provision of this Agreement shall be held void, invalid, illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

    16.9      REMEDIES; INJUNCTIVE RELIEF.
              Except as expressly provided with respect to particular remedies, the rights and remedies of a party set forth herein with respect to failure of

--------------------------------------------------------------------------------
                                                                   PAGE 40 OF 42
             the other party to comply with the terms of this Agreement are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity (including, without limitation, appropriate injunctive relief).

     16.10   AGREEMENT CONTROLS.
             The terms of this Agreement shall control over any contrary or inconsistent terms in any Attachment, Statement of Work or Specification related hereto unless this Agreement is specifically superseded in a written agreement signed by both parties.

     16.11   SUCCESSORS AND ASSIGNS.
             The provisions of this Agreement shall inure to the benefit of, and be binding upon, AFC and Tellabs and their respective successors and permitted assigns.

     16.12   PUBLICITY.
             The parties agree to maintain the terms of this Agreement in confidence. Neither party shall directly or indirectly issue or permit the issuance of any publicity, news release or other public statement concerning this Agreement or the terms hereof without the prior written approval of the other party; provided, however, that each party may make public disclosures as required by law or governmental regulation with reasonable prior notice to the other party. Notwithstanding the foregoing, both parties shall be free to disclose the nature and substance of this Agreement, as necessary, in connection with its annual report and SEC filings on Form 10-K and 10-Q.

     16.13   COMPLIANCE WITH LAWS.
             Each party further agrees to indemnify the other for any losses, fines, or other penalties which may be incurred or assessed, including reasonable attorney's fees, due to such party's failure to comply with the provisions of this Section.

     16.14   COUNTERPARTS.
             The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.


ADVANCED FIBRE COMMUNICATIONS, INC.     TELLABS OPERATIONS, INC.

By:    /s/ Carl J. Grivner              By:    /s/ Brian J. Jackman
   ---------------------------             ---------------------------
Name:  Carl J. Grivner                  Name:  Brian J. Jackman
     -------------------------               -------------------------
Title: President                        Title: President
      ------------------------                ------------------------
Date:  December 30, 1996                Date:  December 23, 1996
     -------------------------               -------------------------




--------------------------------------------------------------------------------

                                      TELLABS CONTRACT NO. CON AFC 009 LIC 96 09


                                  Attachment A

                            MANUFACTURING INFORMATION


ITEMS NEEDED FOR MANUFACTURING RIGHTS
(These will be made available for any items already existing, but will not be created solely for the purpose of this Agreement.)

1.   Bill(s) of Material
2.   Hardware Requirements/Description
3.   Software Requirements/Description
4.   Schematic(s)
5.   Fabrication Drawing(s)
6.   Mechanical Drawing(s)
7.   Test Specification(s)
8.   Test Plans/Descriptions/Procedures
9.   Test Equipment Documentation
10.  Interface Schematics from the Unit Under Test (UUT) to the Test Equipment
11.  Object Code for Testing
12.  Placement Files (ASCII Text Files)
13.  Net List (ASCII Text Files)
14.  Circuit Description/Topology File (ASCII)
15.  Qualified Sample(s)
16.  Approved Vendor List
17.  Qualified Parts List
18.  Design Engineering Support
19.  Enforceable Escalation and Product Change Procedure
20.  Training as Required




--------------------------------------------------------------------------------

                                  Attachment B

                      AFC CURRENT STANDARD VOLUME DISCOUNTS

UMC 1000 VOLUME DISCOUNT INFORMATION

The following discounts are available for commitment purchases of UMC 1000 equipment on an annual basis. A signed letter of commitment or purchase order at the beginning of the calendar year is required to qualify for these discounts throughout a given year.

Discounts may also be given on a moving forward basis during the year (without a volume commitment) exceeding the baseline volumes shown in the table below.

Amount in U.S. Dollars                  Discount Percentage *

$0 - $500,000                           0%
$500,001 - $1,000,000                   2%
$1,000,001 - $1,500,000                 4%
$1,500,001 - $2,000,000                 6%
$2,000,001 - $2,500,000                 8%
$2,500,001 and up                       10%

Greater discounts may be negotiated with your AFC regional Sales Manager





--------------------------------------------------------------------------------

                            Tellabs Volume Discounts

CABLESPAN Volume Discount Information:

The following discounts are available for commitment purchases of CABLESPAN equipment on an annual basis. A signed letter of commitment or purchase order at the beginning of the calendar year is required to qualify for these discounts throughtout a given year.

Discounts may be also given on a moving forward basis during the year (without a volume commitment) exceeding the baseline volumes shown in the tables below.

------------------------------------------------------------------------------------------------------------------------
           Year                        1996                                                  1997
------------------------------------------------------------------------------------------------------------------------
          Module     RSU/1          RSU/2       MRF/FRF/RRF       RSU/1          RSU/2         RSU/M        MRF/FRF/RRF
------------------------------------------------------------------------------------------------------------------------
Number of Lines      $ Net          $ Net      Disc off List      $ Net          $ Net         $ Net       Disc off List
------------------------------------------------------------------------------------------------------------------------
0 - 10,000           $500           $600             0%           $480           $580         $2,640             0%
10,001 - 25,000      $490           $580             0%           $470           $560         $2,500             2%
25,001 - 50,000      $475           $550             2%           $455           $530         $2,400             5%
50,001 - 100,000     $460           $520             5%           $440           $500         $2,200            10%
100,001 - 250,000    $430           $480            10%           $410           $460         $2,200            12%
250,001 - 500,000    $410           $460            12%           $390           $440         $2,100            15%
500,001 - 1,000,000  $390           $440            15%           $380           $430         $2,000            20%
1,000,001+           $380           $430            20%           $370           $420         $2,000            25%
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
           Year                                    1998                                                      1999
------------------------------------------------------------------------------------------------------------------------------------
          Module     RSU/1          RSU/2          RSU/M       MRF/FRF/RRF       RSU/1         RSU/2         RSU/M       MRF/FRF/RRF
------------------------------------------------------------------------------------------------------------------------------------
Number of Lines      $ Net          $ Net          $ Net      Disc off List      $ Net         $ Net         $ Net     Disc off List
------------------------------------------------------------------------------------------------------------------------------------
0 - 10,000           $470           $560         $2,535             2%           $440           $540         $2,430           2%
10,001 - 25,000      $460           $540         $2,435             5%           $430           $520         $2,330           5%
25,001 - 50,000      $445           $510         $2,300            10%           $415           $490         $2,200          10%
50,001 - 100,000     $430           $480         $2,100            12%           $400           $460         $2,000          12%
100,001 - 250,000    $400           $440         $2,100            15%           $390           $430         $2,000          15%
250,001 - 500,000    $380           $430         $2,000            20%           $370           $420         $1,900          20%
500,001 - 1,000,000  $370           $420         $1,950            25%           $360           $410         $1,850          25%
1,000,001+           $360           $410         $1,925            25%           $350           $400         $1,800          30%
------------------------------------------------------------------------------------------------------------------------------------

                                  Attachment C

                               "CAP" Customer List


ACC Corp.
Advantis
Brooks Fiber Properties, Inc.
Cablevision Lightpath, Inc.
CTEC, Inc.
Cox Fibernet
Dukenet
Eastern Telelogic Corp., Inc.
Electric Lightwave, Inc.
FiberNet USA, Inc.
GST Telecom, Inc.
Hyperion Telecommunications, Inc.
Intelcom Group, Inc. (ICG)
Intermedia Communications, Inc.
Kamine Multimedia Corp.
Linkatel Communications, Inc.
Metro Access Networks, Inc.
MFS Communications, Inc.
MWR Telecom, Inc.
NEXTLINK
Northeast Networks, Inc.
Rogers Network Services
Teleport Communications, Inc.


-------------------------------------------------------------------------------
12/23/96

                                  Attachment D


                 TELLABS "ALTERNATE PROVIDER HOLDING COMPANIES"


                                     [NONE]


-------------------------------------------------------------------------------
12/23/96

                                  Attachment E


             EXISTING AFC AGREEMENTS - AFC RESERVED MARKETING RIGHTS


AFC agrees that this Attachment E consists of only those countries, partnerships, and/or agreements listed in the J.V. Agreement as defined in Exhibit D thereto, "Schedule of Exceptions" and as set forth below. AFC also agrees to review the performance of each distributor listed below on any ongoing basis and will use its best efforts to amend each of these agreements to allow Tellabs to sell the full capabilities of the CABLESPAN product into the Alternate Provider market on a non-exclusive basis. Also, AFC will use its best efforts to allow Tellabs to sell the full capabilities of the CABLESPAN product into the Alternate Provider market within the PRC on a non-exclusive basis.

The following provisions from Section 6.1 and Exhibit D to the J.V. Agreement (as modified herein to reflect changes since the date of the J.V. Agreement) are incorporated herein by reference:

Section 6.1 of the J.V. Agreement:

1. "AFC represents and warrants that none of the agreements with third parties referred to in Section 6.1 of Exhibit D will prohibit the sale by the Tellabs Partner of the Product or the J.V. Product into the Alternate Provider market in the territories covered by such agreements. In addition, AFC agrees to use its best efforts to amend each of the agreements referred to in Section 6.1 of Exhibit D in order to prohibit sales and/or distribution of the UMC 1000 Products or its derivatives, including but not limited to the UMC 1000E, to the Alternate Provider market in such territories by such third parties.

2. Except as provided in Section 6.1 of Exhibit D, any agreements entered into by AFC from and after the Effective Date of the J.V. Agreement relating to the sale or distribution of the UMC 1000 Products or its derivatives, including but not limited to the UMC 1000E, will contain a provision specifically prohibiting sale and/or distribution of such products to the Alternate Provider market.

3. The parties acknowledge that it may be necessary to modify the definition of Alternate Provider as it relates to markets outside North America to take into account the specific market in each individual country. Any such modification will be agreed by the Partners in order to most closely effectuate the intent of this Agreement."


-------------------------------------------------------------------------------
12/23/96

Section 6.1 to Exhibit D to J.V. Agreement:

1. "The product noted in 1 above [a version of the UMC 1000 integrated with the Harris product known as the Harris 20/20 switch], if developed, would include exclusive rights for Harris to market this product worldwide, except for North America.

2. The Company is in the process of forming a joint venture in Hong Kong with Elec & Eltek, a Hong Kong publicly traded company, whose purpose will be for the manufacture and distribution of the Company's product within the PRC. Subject to certain performance milestones, this agreement provides the joint venture with exclusive marketing rights for the UMC 1000E within the PRC for an initial period of eighteen (18) months, with the right for twenty-four (24) month extensions. [The joint venture with Elec & Eltek was subsequently terminated, but AFC continues to be bound by exclusivity provisions which were entered into prior to the date of termination. AFC agrees not to enter into any further exclusive relationships for the PRC and will use best efforts to amend the current agreements to prohibit sale and/or distribution to the Alternate Provider market.]

3. The Company has signed an exclusive distribution agreement with PT Diavox Nusantara relating to the distribution, marketing and service of the Company's UMC 1000E in Indonesia. AFC reserved the right to sell equipment into the territory to systems engineering companies, end-users or OEM's. The agreement requires that certain minimum performance levels be met.

4. The Company has signed an exclusive distribution agreement with Intelcom, S.A. de C.V. relating to the distribution, marketing and service of the Company's UMC 1000E in Mexico. The agreement requires that certain minimum performance levels be met.

5. The Company entered into two License, Joint Development, Supply and Authorized Manufacturing Agreements with Industrial Technology Research Institutes ("ITRI") dated September 25, 1992 related to the joint development of products based upon the Company's technology. These agreements provide for the transfer of certain of the Company's technology to ITRI.

6. The Company entered into an exclusive distribution agreement in September 1993 with Amruss International Marketing Corporation to market the UMC 1000E in the Commonwealth of Independent States. The exclusive rights require certain minimum performance levels to be met and allows for AFC to sell to systems engineering companies or end-users not headquartered in the Territory.


-------------------------------------------------------------------------------
12/23/96

7. The Company entered into an exclusive distribution agreement in March 1994 with Amtelcom KFT to market the UMC 1000E in Hungary. The exclusive rights require certain minimum performance levels to be met and allows for AFC to sell to systems engineering companies, OEM's or end-users not headquartered in the Territory."


-------------------------------------------------------------------------------
12/23/96